Exhibit 10.48

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (“Agreement”), made and entered into as of January 12, 2012 by LEAWOOD TCP, LLC, a Delaware limited liability company  (the “Borrower”), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, A Delaware limited partnership (the “Guarantor”) (Borrower and the Guarantor being sometimes hereinafter individually referred to as “Indemnitor” and collectively, jointly and severally referred to as “Indemnitors”) to and for the benefit of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the “Lender”).

WITNESSETH:

WHEREAS, Borrower is the owner of certain real property situated in Johnson County, State of Kansas, as more particularly described on Exhibit “A” attached hereto and made a part hereof (such real property, together with any additional real property hereafter encumbered by the lien and interest of the Mortgage (as defined below), and all improvements now or hereafter located thereon and all rights and interests of Borrower therein, are hereinafter referred to as the “Premises”); and

WHEREAS, Lender is about to make a loan to Borrower in the original principal amount of SEVENTY-SEVEN MILLION AND NO/100 DOLLARS ($77,000,000.00) (the “Loan”) to be evidenced by a Promissory Note dated on or about this same date (as the same may be amended, modified, supplemented or extended from time to time, the “Note”); and

WHEREAS, the Note will be secured by a certain Mortgage, Security Agreement, Financing Statement and Fixture Filing of even date herewith, from Borrower to Lender (as the same may be amended, modified, supplemented or extended from time to time, the “Mortgage”); and

WHEREAS, Guarantor has received and will receive a benefit from Lender making the Loan and Lender would not make the Loan except upon the participation of Guarantor in providing the certain guaranty agreement dated on or about this same date herewith (the “Guaranty”) and entering into this Agreement; and

WHEREAS, as a condition to making the Loan, Lender requires that Indemnitors provide certain indemnities; and

WHEREAS, to induce Lender to make the Loan, Indemnitors have agreed to provide such indemnities.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Indemnitors hereby covenant and agree as follows:

1.            Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)          The term “Environmental Law” means and includes any federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including without limitation each of the following (and their respective successor provisions): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq. (“RCRA”); the Federal Hazardous Materials Transportation Act, as amended, 49 U.S.C. sections 1801 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. sections 1857 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sections 1251 et seq.; and the rules, regulations and ordinances of the U.S.  Environmental Protection Agency and of all other federal, state, county and municipal agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Premises or the use or operation of the Premises.

(b)          The term “Hazardous Substance” means and includes:  (i) those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “pollutants”, “toxic substances” or “solid waste” in any Environmental Law; (ii) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (iii) those other substances, materials and wastes which are or become, regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (iv) any material, waste or substance which is any of the following: (1) asbestos; (2) polychlorinated biphenyl; (3) designated or listed as a “hazardous substance” pursuant to section 311 or section 307 of the Clean Water Act (33 U.S.C. sections 1251 et seq.); (4) explosive; (5) radioactive; (6) a petroleum product; (7) infectious waste; or (8) mold or other similar fungal growth.  As used herein, “mold or other similar fungal growth” shall mean and include mycotoxin producing molds in amounts sufficient to create a health risk to humans.  Notwithstanding anything to the contrary herein, the term “Hazardous Substance” shall not include commercially sold products otherwise within the definition of the term “Hazardous Substance”, but (A) which are used or disposed of by Borrower or used or sold by tenants of the Premises in the ordinary course of their respective businesses, (B) the presence of which product is not prohibited by applicable Environmental Law, and (C) the use and disposal of which are in all respects in accordance with applicable Environmental Law.

(c)          The term “Enforcement or Remedial Action” means and includes any action taken by any person or entity in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.

(d)          The term “Environmental Liability” means and includes any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including actual, reasonable attorneys’ fees and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any person or property to any Hazardous Substance.

2.            Indemnity.  Indemnitors agree to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, contractors, sub-contractors, licensees, invitees, participants, successors and assigns, from and against any Environmental Liability and any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, remediation costs and response costs, and all expenses of any kind whatsoever including reasonable attorneys’ fees and expenses, including but not limited to those arising out of loss of life, injury to persons, property or business or damage to natural resources in connection with the activities of Borrower, its predecessors in interest, third parties who have trespassed on the Premises or parties in a contractual relationship with Borrower, or any of them, the foregoing being collectively referred to as “Claims”, which:

(a)          arise out of the actual, alleged or threatened migration, spill, leaching, pouring, emptying, injection, discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Hazardous Substances onto or from the Premises; or

(b)          actually or allegedly arise out of, in connection with the Premises, the use, specification or inclusion of any product, material or process containing Hazardous Substances, the failure to detect the existence or proportion of Hazardous Substances in the soil, air, surface water or ground water, or the performance of or failure to perform the abatement of any Hazardous Substances source or the replacement or removal of any soil, water, surface water or ground water containing any Hazardous Substances; or

(c)          arise out of the breach of any covenant, warranty or representation contained in any statement or other information given by any of the Indemnitors to Lender in connection with the Loan relating to environmental matters, including but not limited to those set forth in Exhibit B attached hereto and incorporated herein; or

(d)          arise out of any Enforcement or Remedial Action or any judicial or administrative action brought pursuant to any Environmental Law or any similar state law that relates to the Premises.

Indemnitors, their successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Lender described in this Section 2, shall hold Lender harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section 2.

3.            Incorporation of Covenants, Warranties, Representations and Agreements.  The covenants, warranties, representations and agreements of Indemnitors set forth in any certificate, report, exhibit or document furnished by Indemnitors to Lender pursuant to or in connection with the Loan are hereby incorporated herein and made a part hereof, with the same force and effect as if set forth fully in this Agreement.

4.            Survival.  Indemnitors’ indemnifications and representations made herein shall survive any termination or expiration of the documents evidencing or securing the Loan and/or the repayment of the indebtedness evidenced by the Note, including, but not limited to, any foreclosure on the Mortgage or acceptance of a deed in lieu of foreclosure; it being understood and agreed that the indemnity given herein is independent of the secured indebtedness and the documents evidencing or securing the Loan.  Notwithstanding the foregoing, Indemnitors’ indemnifications and representations shall not extend to Hazardous Substances which first originate on the Premises subsequent to Lender’s succession to title by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure.

5.            Notices To Lender. Each Indemnitor shall provide Lender with prompt oral and written notice upon (a) such Indemnitor becoming aware of any release or threat of release of any Hazardous Substances upon, under or from the Premises or any land immediately adjacent to the Premises, (b) such Indemnitor’s receipt of any complaint, order, citation or notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Substances located upon or under or emanating from the Premises, and (c) such Indemnitor obtaining knowledge of the incurring of any expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Substances located upon or under or emanating from the Premises or any land immediately adjacent to the Premises; and Indemnitors shall timely and diligently comply with all their obligations under any Environmental Law with regard to such release complaint or expense.

6.            Remedial Work.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonably desirable (in  the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, both as determined by an independent environmental consultant selected by Lender under any applicable federal, state or local law, regulation or ordinance, or under any judicial or administrative order or judgment, or by any governmental person, board, commission or agency, because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Premises or any portion thereof, Indemnitors shall within thirty (30) days after written demand by Lender for the performance (or within such shorter time as may be required under applicable law, regulation, ordinance, order or agreement), commence and thereafter diligently prosecute to completion all such Remedial Work to the extent required by law.  All Remedial Work shall be performed by contractors approved in advance by Lender (which approval in each case shall not be unreasonably withheld or delayed) and under the supervision of a consulting engineer approved in advance by Lender.  All costs and expenses of such Remedial Work (including without limitation the reasonable fees and expenses of Lender’s counsel) incurred in connection with monitoring or review of the Remedial Work shall be paid by Indemnitors.  If Indemnitors shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, Lender may (but shall not be required to) cause such Remedial Work to be performed; and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of Lender’s counsel), shall be paid by Indemnitors to Lender forthwith after demand and shall be paid to Lender by Indemnitors upon demand.

7.            Joint and Several Obligations.  The obligations of Indemnitors hereunder shall be the joint and several obligations of Indemnitors, and the representations, warranties, covenants and agreements of Indemnitors shall be the joint representations, warranties, covenants and agreements of Indemnitors.

8.            Notices.

(a)          All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b)          All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above.  All Notices shall be addressed to the following addresses:

Indemnitors:	Leawood TCP, LLC c/o Glimcher Properties Corporation 180 East Broad Street Columbus, Ohio 43215-3467 Attention: General Counsel
And to:	Glimcher Properties Limited Partnership c/o Glimcher Properties Corporation 180 East Broad Street Columbus, Ohio 43215-3467 Attention: General Counsel

With a copy to:	Frost Brown Todd LLC One Columbus 10 West Broad Street, Suite 2300 Columbus, Ohio 43215-3467 Attention: John I. Cadwallader, Esq.
Lender:	ING Life Insurance and Annuity Company c/o ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Mortgage Loan Servicing Department
And to:	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Real Estate Law Department
With a copy to:	Bryan Cave LLP One Atlantic Center Fourteenth Floor 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3488 Attention: John R. Parks, Esq.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice.  Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

9.            General.

(a)          Effect.  This Agreement (i) shall become effective on the date hereof and (ii) shall, together with the Loan Documents (as defined in the Mortgage), represent the complete understanding between or among the parties hereto as to the subject matter hereof, and supersede all prior written, and all oral, negotiations, representations, guaranties, warranties, promises, statements or agreements between or among the parties hereto as to the same.  No determination by any court, governmental body or otherwise that any provision hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other provision hereof, or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the full extent allowed by, and be construed wherever possible as being consistent with, applicable law.

(b)          Amendment.  This Agreement may be amended by and only by an instrument executed and delivered by each party hereto.

(c)          Applicable Law.  This Agreement shall be given effect and construed by application of the law (without regard to the principles thereof governing conflicts of law) of Kansas, and any action or proceeding arising hereunder shall be brought in the courts of Kansas, except that if any such action or proceeding arises under the constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the federal judicial district in which the Premises is located.

(d)          Construction.  As used herein, (i) the term “person” means a natural person, a trustee, a corporation, a partnership, a limited liability company and any other form of legal entity; and (ii) all references made (1) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (2) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (3) to the “Indemnitors” shall be deemed to refer to each person who is a signatory hereto and its respective heirs, personal representatives, successors and assigns, and (4) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Agreement.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.  Each, if any, writing referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(e)          Assignment.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder.

(f)           Time of Essence.  Time shall be of the essence in the performance of this Agreement.

(g)          Liability.  The Indemnitors shall be jointly and severally liable for adhering to the terms and satisfying the conditions hereof.  Notwithstanding the terms of any other agreement evidencing or securing the Loan, the liability of the Indemnitors hereunder is not limited to the Premises and is not secured thereby, and Lender shall have full recourse to any and all assets of the Indemnitors with respect to any claim hereunder.

(h)          Waiver of Jury Trial.  THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

(i)           Agreement not Secured by Mortgage.  The obligations, covenants, agreements and liabilities of Indemnitors created in this Agreement are not secured by the Mortgage.

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WITNESS the due execution of this Agreement as of the day and year first above written.

LEAWOOD TCP, LLC, a Delaware limited liability company
By:	Glimcher Properties Limited Partnership, a Delaware limited partnership, Sole Member
By: Glimcher Properties Corporation, a Delaware corporation, Sole General Partner
By: /s/ Mark E. Yale Name: Mark E. Yale Title: Executive Vice President, Chief Financial Officer and Treasurer

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GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Glimcher Properties Corporation, a Delaware corporation, Sole General Partner
By: Glimcher Properties Corporation, a Delaware corporation, Sole General Partner
By: /s/ Mark E. Yale Name: Mark E. Yale Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT “A”

Attach Legal Description for the Premises

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EXHIBIT “B”

Indemnitors’ Hazardous Substances Covenants,
Warranties and Representations

1.	Indemnitors, for themselves and their respective successors and assigns, based upon the Phase I report issued by EBI Consulting (EBI Project No. 11114046), covenant, warrant and represent that,

A.
No Hazardous Substances have been, or shall be discharged, disbursed, released, stored, treated, generated, disposed of or allowed to escape or migrate, or shall threaten to be injected, emptied, poured, leached or spilled (collectively referred to as a “release”) on or from the Premises.

B.	No asbestos or asbestos-containing materials have been or will be installed, used, incorporated into, placed on or disposed of on the Premises.

C.	No polychlorinated biphenyls (“PCBs”) are or will be located on or in the Premises, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device.

D.	No underground storage tanks are or will be located on the Premises or were located on the Premises and subsequently removed or filled.

E.
No investigation, administrative order, consent order and agreement, litigation, settlement, lien or encumbrance with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Premises.

F.
The Premises and Indemnitors’ operations at the Premises are in compliance with all applicable Environmental Laws including without limitation any state and local statutes, laws and regulations.  No notice has been served on any Indemnitor, or subsidiary of any Indemnitor, from any entity, government body or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources.  Copies of any such notices received after settlement shall be forwarded to Lender within five (5) business days of their receipt.

G.	Borrower has no knowledge of the release or threat of release of any Hazardous Substances from any land adjoining or in the immediate vicinity of the Premises.

H.
No portion of the Premises is a wetland or other water of the United States subject to jurisdiction under Section 404 of the Clean Water Act (33 U.S.C. §1344) or any comparable state statute or local ordinance or regulation defining or protecting wetlands or other special aquatic areas.

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I.	There are no concentrations of radon or other radioactive gases or materials in any buildings or structures on the Premises that exceed background ambient air levels.

J.	To the best of Indemnitors’ knowledge, there have been no complaints of illness or sickness alleged to have resulted from conditions inside any buildings or structures on the Premises.

2.
Failure to comply with any provision in Section 1 of this Exhibit “B” shall be deemed to be an Event of Default under the Mortgage described in the Environmental Indemnification Agreement to which this Exhibit “B” is attached.

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